EXHIBIT 99.3

Results of 4th Quarter 2003 February 4, 2004 1

Safe Harbor Statement This presentation contains written and oral statements that constitute "Forward-looking Statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this presentation include the intent, belief or current expectations of the Company and members of its management team, current operating trends and the Company's future financial performance and operating results, as well as the assumptions on which such statements are based. Prospective investors are cautioned that the forward- looking statements contained in this presentation are not guarantees of future performance and involve risks and uncertainties, and that the actual results may differ materially from those contemplated by such forward- looking statements. Important factors that could cause actual results to differ materially from those contemplated in this presentation include, but are not limited to, the Company's lack of operating history in the property and casualty market, the ability of the Company to replicate the recoveries and gross margins achieved in the healthcare subrogation market in the property and casualty market, the ability of the Company to successfully implement its sales and marketing strategy, product development strategy, operating strategy and acquisition strategy, the effects of, the risks in managing and replacing, the loss of business from its largest client, the Company's ability to manage growth, changes in laws and government regulations applicable to the Company, changes in historical relationships among such key operating indicators as lives sold, lives installed, backlog and throughput and in the predictive value of these indicators with respect to certain aspects of the Company's financial results and all the risks inherent in the development and implementation of a new product or service. Additional factors that could cause actual results to differ materially from those contemplated in this presentation can be found in the Company's Safe Harbor Compliance Statement included as Exhibit 99.1 to its Annual Report on Form 10-K for the year ended December 31, 2002. 2

Earnings per Share Q4 '03 Q4 '02 YTD '03 YTD '02 Adjusted EPS 0.13 0.19 0.66 0.72 3

EBITDA per Diluted Share - Consolidated* Q4 '03 Q4 '02 YTD '03 YTD '02 Cash Flow from Operations per diluted share 0.32 0.44 1.52 1.69 *Does not exclude depreciation and amortization of the Software segment, which are contained in cost of revenues. For Q4 and YTD '03, this was $224,000 and $825,000, respectively. For Q4 and YTD '02, this was $140,000 and $454,000, respectively. 4

Cash Flow from Operations per Diluted Share -Consolidated Q4 '03 Q4 '02 YTD '03 YTD '02 Cash Flow from Operations per diluted share 0.53 0.44 1.38 1.45 5

Segment Results 4th Quarter 2003 6

Healthcare Recovery Services - Segment Revenue Q4 '03 Q4 '02 YTD '03 YTD '02 Healthcare Recovery Services - Revenue 16056 16606 64684 68788 7

Healthcare Recovery Services - Segment Pretax Income Q4 '03 Q4 '02 YTD '03 YTD '02 Healthcare Recovery Services - Adjusted Pretax Income 7164 7247 27982 28771 8

Healthcare Recovery Services 2003 Sales: Guidance vs. Actual 9

TransPaC Segment: Results for Q4 & YTD 2003 (in thousands) Q4 YTD 2003 2002 2003 2002 Segment revenues $ 244 $ 278 $ 989 $ 678 Pretax loss $(271) $(221) $(1,025) $(1,016) 10

Troveris Segment: Results for Q4 and YTD 2003 (in thousands) Q4 YTD 2003 2002 2003 2002 Segment revenues $ 565 $ 252 $1,784 $ 764 Pretax loss $ (54) $(190) $(622) $(792) 11